Exhibit 10.2

SECOND AMENDMENT TO THE CONFIDENTIAL LICENSE AGREEMENT
FOR GAME BOY, GAME BOY COLOR AND GAME BOY POCKET
HANDHELD VIDEO GAME SYSTEMS

THIS SECOND AMENDMENT (“Second Amendment”) amends that certain Confidential License Agreement for Nintendo Game Boy, Game Boy Color and Game Boy Pocket Handheld Video Game Systems dated March 9, 1999, and amended by the First Amendment dated March 8, 2002, between Nintendo of America Inc. (“Nintendo”) and THQ Inc. (“Licensee”) (“Original Agreement”).

RECITALS

The Original Agreement expired on March 8, 2004, and the parties desire to extend the Term of the Original Agreement for an additional two (2) years.

The definitions in the Original Agreement are incorporated by reference into this Second Amendment and shall be deemed to have the same meanings as those ascribed to them in the Original Agreement unless otherwise set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.                                       The definition of “Term” as set forth in Section 2.19 of the Original Agreement                 is hereby deleted in its entirety and replaced with the following:

“‘Term’ shall mean seven (7) years from the Effective Date.”

2.                                       All other terms and conditions of the Original Agreement shall remain in full force and effect.  This Second Amendment may be signed in counterparts and by facsimile, which together shall constitute one original Second Amendment. This Second Amendment shall be effective as of March 8, 2004.

IN WITNESS WHEREOF, the parties have entered into this Second Amendment.

NINTENDO:	LICENSEE:

Nintendo of America Inc.	THQ Inc.

By:	By:

Its:	Its:

Date:	Date: